Exhibit 99.1

Ingersoll Rand Reports Second-Quarter 2020 Results

Important note: On February 29, 2020, Gardner Denver Holdings, Inc. closed on the acquisition of Ingersoll-Rand plc’s Industrial segment (“the Transaction”) and assumed the name Ingersoll Rand Inc. “Reported results” reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein Supplemental Financial Information as if the Transaction was completed on January 1, 2018. All comparisons provided are on a year-over-year basis unless otherwise noted.

•	Reported revenues of $1.3 billion

•
Reported net loss attributable to Ingersoll Rand Inc. of $178 million, or a loss of $0.43 per share, including $258 million of pre-tax amortization, restructuring and related business transformation costs, acquisition-related expenses and other adjustments

o	Adjusted Net Income of $130 million, or $0.31 per share

•	Adjusted EBITDA of $241 million with a margin of 19.1%

•	Reported operating cash flow of $247 million and free cash flow of $230 million, both including Transaction-related outflows of $43 million

•	Liquidity of $2.2 billion as of June 30, 2020, including $1.2 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities

•
Strong margin delivery driven by discretionary cost controls and integration-related synergy actions; on track to deliver approximately $95 million of in-year savings, largely from structural cost reductions, and total cost synergies of $250 million by the end of year three after the completion of the Transaction[1]

DAVIDSON, N.C. – August 3, 2020 – Ingersoll Rand Inc. (NYSE: IR) reported second-quarter revenues of $1.3 billion up 101% versus prior year as reported revenues due primarily to the Transaction. Compared to supplemental adjusted revenues of $1.6 billion in 2019, reported revenues declined 21% or 19% excluding the impact of FX. Reported net loss attributable to Ingersoll Rand Inc. in the quarter was $178 million, or a loss of $0.43 per share, based on share count of 417 million, compared to prior year as reported net income attributable to Ingersoll Rand Inc. of $45 million, or $0.21 per share, based on share count of 209 million.  Adjusted Net Income was $130 million, or $0.31 per share, based on share count of 423 million, compared to prior year Supplemental Further Adjusted Net Income of $183 million, or $0.44 per share, based on share count of 420 million.  Adjusted EBITDA was $241 million, down 23% from prior year Supplemental Adjusted EBITDA of $313 million and Adjusted EBITDA as a percentage of revenues was 19.1%.

“We are very pleased with the outperformance in the second quarter. Our employees continued to go above and beyond to deliver for our customers, accelerate synergy actions and execute additional discretionary cost controls, despite the challenging market conditions and the unprecedented impacts of the global COVID-19 pandemic,” said Vicente Reynal, Chief Executive Officer. “Our second quarter results have helped fortify a solid foundation. Our strong free cash flow, along with our liquidity position, will allow us to pivot to our growth strategies for the second half of the year and beyond.”

Second-Quarter 2020 Segment Review

(All comparisons against the second quarter of 2019 unless otherwise noted.)

1 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.

Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment

•
Reported Revenues of $830 million, up 94% as compared to prior year reported revenues primarily due to the Transaction, and down 19% (17% excluding the impact of FX) as compared to prior year supplemental adjusted revenues due to the impact of COVID-19

•
Reported Orders of $788 million, up 86% as compared to prior year reported orders primarily due to the Transaction and down 25% (23% excluding the impact of FX) as compared to prior year supplemental adjusted orders

•
Reported Segment Adjusted EBITDA of $184 million, up 90% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and down 8% as compared to prior year supplemental segment Adjusted EBITDA

•
Reported Segment Adjusted EBITDA Margin was 22.2%, down 40 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 280 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by strong cost controls and synergy execution, limiting decrementals to 8%.

•
All regions saw similar order and revenue trend improvements through the quarter with June as the strongest month. Revenue for oil free and oil lubricated products, which represent approximately 60% of the total segment, performed better than all other product lines. Revenue in Power Tools and Lifting performed as expected, down slightly less than 40%.

Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors

•
Reported Revenues of $196 million, up 139% as compared to prior year reported revenues primarily due to the Transaction, and down 9% (8% excluding the impact of FX) as compared to prior year supplemental adjusted revenues due to the impact of COVID-19

•
Reported Orders of $201 million, up 138% as compared to prior year reported orders primarily due to the Transaction and down 8% (6% excluding the impact of FX) as compared to prior year supplemental adjusted orders

•
Reported Segment Adjusted EBITDA of $59 million, up 141% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and down 6% as compared to prior year supplemental segment Adjusted EBITDA

•
Reported Segment Adjusted EBITDA Margin was 30.3%, up 30 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 90 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by strong cost controls and productivity improvements, limiting decrementals to 21%.

•
Book-to-bill of 1.03x as the resilient nature of select end markets partially offset the expected downturn in general industrial end markets due to the impact of COVID-19.  The segment continued to see strength in demand for medical pumps and in niche end markets including animal health and water treatment from the Dosatron product line.

Specialty Vehicle Technologies Segment: Club Car® golf, utility and consumer low-speed vehicles

•	Reported Revenues[2] of $218 million, down 7% with minimal FX impact, as compared to prior year supplemental adjusted revenues

•	Reported Orders[2] of $208 million, up 5% with minimal FX impact, as compared to prior year supplemental adjusted orders

•	Reported Segment Adjusted EBITDA of $41 million, up 9% as compared to prior year supplemental segment Adjusted EBITDA of $38 million

•
Reported Segment Adjusted EBITDA Margin was 18.9%, up 270 basis points as compared to prior year supplemental Segment Adjusted EBITDA margin, due to cost controls, favorable product mix and productivity initiatives

•
Continued strong order growth driven by record demand for consumer vehicles as well as continued momentum in aftermarket offerings was partially offset by expected softness in golf and commercial vehicles.

High Pressure Solutions Segment: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market

•	Reported Revenues of $22 million, down 82% with minimal impact from FX

•	Reported Orders of $13 million, down 87% with minimal impact from FX

•	Reported Segment Adjusted EBITDA of ($15) million, down 147%

•
Reported Segment Adjusted EBITDA Margin was (70.7%), down 97.6 percentage points as compared to prior year segment Adjusted EBITDA margin and down 98.0 percentage points as compared to prior year Supplemental Segment Adjusted EBITDA margin

•
Revenue and orders down 82% and 87%, respectively, due to ongoing end market challenges in upstream oil and gas market.  The decline in Adjusted EBITDA and Adjusted EBITDA margin was driven by reduced revenue as well as a $15 million increase to accounts receivable reserves including a specific provision of $12 million for a large customer that declared bankruptcy in July

Integration Update

Driven by its Ingersoll Rand Execution Excellence process the company continued to drive a single culture through its Purpose and Values, talent, engagement and diversity and inclusion efforts, despite the challenges caused by social distancing during the COVID-19 global pandemic. In addition, the company built on its strategy of “Operating Sustainably” with a cadence of environmental, social, governance (ESG) activities including the publication of its first Sustainability Supplement and submission to the Dow Jones Sustainability Index.

The company remains on track to deliver $250 million of synergy-related cost savings by the third anniversary of the Transaction. To date, approximately $125 million of annualized cost actions have already been executed with expected in-year 2020 savings of approximately $95 million.3

2 Prior year comparisons for Specialty Vehicle Technologies Segment not available on a reported basis
3 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.

Balance Sheet and Cash Flow

The company remains in a strong financial position with ample liquidity of $2.2 billion which is an increase from prior quarter of $650 million. The major contributors were strong free cash flow where, on a reported basis, Ingersoll Rand generated $247 million of cash flow from operating activities and invested $17 million in capital expenditures, resulting in free cash flow of $230 million, compared to cash flow from operating activities of $61 million and free cash flow of $51 million in the year-ago period. Operating cash flows in the second-quarter of 2020 include outflows of approximately $43 million related to synergy delivery costs and stand-up related outflows. In addition, the company executed an opportunistic term loan B financing of $400 million as well as increased the capacity on its revolving credit facility by $100 million to further enhance its liquidity position. Second-quarter net debt to Supplemental Adjusted EBITDA leverage was 2.6x, flat to prior quarter.

2020 Outlook
Due to the uncertainty of current economic conditions associated with COVID-19 and its impact on end markets, Ingersoll Rand is not providing 2020 guidance at this time. The company will look to provide annual guidance at an appropriate time.

Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second-quarter results on Tuesday, August 4, 2020 at 10 a.m. (Eastern Time). To participate in the call, please dial 1-833-502-0496, domestically, or 1-778-560-2573, internationally, and use conference ID, 8796683, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.

Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the completed Transaction (the “Transaction”) between Ingersoll-Rand plc’s Industrial segment (“Ingersoll Rand Industrial”) and the Company (f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Transaction, the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the future impact of the coronavirus (COVID-19) pandemic on the Company’s business and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic (2) unexpected costs, charges or expenses resulting from the Transaction; (3) uncertainty of the expected financial performance of the combined company following completion of the Transaction; (4) failure to realize the anticipated benefits of the Transaction, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the combined company to implement its business strategy; (6) difficulties and delays in the combined company achieving revenue and cost synergies; (7) inability of the combined company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other event events outside of our control. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Supplemental Adjusted EBITDA,” “Adjusted Net Income,” “Supplemental Further Adjusted Net Income,” “Supplemental Further Adjusted Diluted EPS,” “Adjusted Diluted EPS,” “Free Cash Flow,” “Supplemental Revenue” and “Incrementals/Decrementals.”

Ingersoll Rand believes Supplemental Revenue, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS and Supplemental Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they provide supplemental information about the Company’s financial performance on a combined basis as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS and Supplemental Revenue are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Supplemental Adjusted EBITDA represents Adjusted EBITDA as if the Transaction had occurred on January 1, 2018. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Supplemental Further Adjusted Net Income represents Adjusted Net Income as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income and Supplemental Further Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Supplemental Further Adjusted Diluted EPS is defined as Supplemental Further Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding as if the Transaction had occurred on January 1, 2018. Supplemental Revenue represents revenue for the Company as if the Transaction had occurred on January 1, 2018. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.

Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Supplemental Revenue should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Contacts:
Media:	Investor Relations:
Misty Zelent	Vikram Kini
(704) 655-5324, mzelent@irco.com	(414) 212-4753, vikram.kini@gardnerdenver.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2020	2019	2020	2019
Revenues	$1,264.4	$629.1	$2,064.3	$1,249.4
Cost of sales	904.4	394.7	1,459.8	784.5
Gross Profit	360.0	234.4	604.5	464.9
Selling and administrative expenses	247.7	110.7	403.1	227.7
Amortization of intangible assets	114.6	30.9	169.8	62.3
Other operating expense, net	49.9	18.2	150.6	20.0
Operating (Loss) Income	(52.2)	74.6	(119.0)	154.9
Interest expense	30.8	22.4	57.9	44.8
Loss on extinguishment of debt	-	0.2	2.0	0.2
Other income, net	(2.3)	(1.2)	(2.5)	(2.5)
(Loss) Income Before Income Taxes	(80.7)	53.2	(176.4)	112.4
Provision for income taxes	95.8	8.3	37.0	20.3
Net (Loss) Income	$(176.5)	$44.9	$(213.4)	$92.1
Less: Net income attributable to noncontrolling interests	1.1	-	1.0	-
Net (Loss) Income Attributable to Ingersoll Rand Inc.	$(177.6)	$44.9	$(214.4)	$92.1
Basic (loss) earnings per share	$(0.43)	$0.22	$(0.62)	$0.45
Diluted (loss) earnings per share	$(0.43)	$0.21	$(0.62)	$0.44

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,173.6	$505.5
Accounts receivable, net of allowance for doubtful accounts of $65.6 and $18.4, respectively	922.2	459.1
Inventories	1,026.4	502.5
Other current assets	204.6	76.8
Total current assets	3,326.8	1,543.9
Property, plant and equipment, net of accumulated depreciation of $333.4 and $298.4, respectively	832.0	326.6
Goodwill	6,055.1	1,287.7
Other intangible assets, net	4,848.7	1,255.0
Deferred tax assets	13.7	3.0
Other assets	357.0	212.2
Total assets	$15,433.3	$4,628.4
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$39.8	$7.6
Accounts payable	683.5	322.9
Accrued liabilities	754.9	244.1
Total current liabilities	1,478.2	574.6
Long-term debt, less current maturities	3,816.7	1,603.8
Pensions and other postretirement benefits	271.1	99.7
Deferred income taxes	913.3	251.0
Other liabilities	312.2	229.4
Total liabilities	$6,791.5	$2,758.5
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 418,592,336 and 206,767,529 shares issued at June 30, 2020 and December 31, 2019, respectively	4.2	2.1
Capital in excess of par value	9,256.5	2,302.0
Accumulated deficit	(356.8)	(141.4)
Accumulated other comprehensive loss	(293.2)	(256.0)
Treasury stock at cost; 1,633,875 and 1,701,785 shares at June 30, 2020 and December 31, 2019, respectively	(35.8)	(36.8)
Total Ingersoll Rand stockholders' equity	$8,574.9	$1,869.9
Noncontrolling interests	66.9	-
Total stockholders' equity	$8,641.8	$1,869.9
Total liabilities and stockholders' equity	$15,433.3	$4,628.4

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	For the Six Month period ended
	June 31,
	2020	2019

Cash Flows From Operating Activities:
Net (loss) income	$(213.4)	$92.1
Adjustments to reconcile net income to net cash
provided by operating activities:
Amortization of intangible assets	169.8	62.3
Depreciation in cost of sales	41.7	22.8
Depreciation in selling and administrative expenses	5.3	4.8
Stock-based compensation expense	16.2	13.6
Foreign currency transaction losses, net	7.8	3.7
Deferred income taxes	25.1	6.5
Non-cash adjustments to carrying value of LIFO inventories	45.9	-
Other non-cash adjustments	14.5	(0.1)
Changes in assets and liabilities
Receivables	111.5	17.2
Inventories	(7.8)	(35.0)
Accounts payable	26.5	(0.8)
Accrued liabilities	98.7	(0.9)
Other assets and liabilities, net	(26.0)	(56.1)
Net cash provided by operating activities	315.8	130.1
Cash Flows From Investing Activities:
Capital expenditures	(25.4)	(24.7)
Net cash acquired (paid) in business combinations	41.3	(0.5)
Disposals of property, plant and equipment	1.4	0.7
Net cash provided by (used in) investing activities	17.3	(24.5)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(1,599.6)	(28.8)
Proceeds from long-term debt	1,980.1	-
Purchases of treasury stock	(1.3)	(17.1)
Proceeds from stock option exercises	6.8	32.1
Payments of contingent consideration	(0.7)	(2.0)
Payments of debt issuance costs	(46.6)	(0.3)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	(1.0)	-
Other financing	(0.8)	-
Net cash provided by (used in) financing activities	336.9	(16.1)
Effect of exchange rate changes on cash and cash equivalents	(1.9)	6.8
Increase in cash and cash equivalents	668.1	96.3
Cash and cash equivalents, beginning of period	505.5	221.2
Cash and cash equivalents, end of period	$1,173.6	$317.5

INGERSOLL RAND INC. AND SUBSIDIARIES
 RECONCILIATION OF NET (LOSS) INCOME AND (LOSS) EARNINGS PER SHARE TO ADJUSTED NET
INCOME AND ADJUSTED EARNINGS PER SHARE
 (Dollars in millions, except per share amounts)
 (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2020	2019	2020	2019
Net (Loss) Income	$(176.5)	$44.9	$(213.4)	$92.1
Basic (Loss) Earnings Per Share (As Reported)[1]	$(0.43)	$0.22	$(0.62)	$0.45
Diluted (Loss) Earnings Per Share (As Reported)[1]	$(0.43)	$0.21	$(0.62)	$0.44
Plus:
Provision for income taxes	95.8	8.3	37.0	20.3
Amortization of acquisition related intangible assets	109.4	28.2	161.2	56.6
Restructuring and related business transformation costs	32.2	2.0	74.4	6.1
Acquisition related expenses and non-cash charges	95.9	17.1	192.1	18.7
Stock-based compensation	12.7	6.2	15.7	14.8
Foreign currency transaction losses, net	5.2	0.6	7.8	3.7
Loss on extinguishment of debt	-	0.2	2.0	0.2
Shareholder litigation settlement recoveries	-	-	-	(6.0)
Other adjustments	2.1	0.2	1.4	0.7
Minus:
Income tax provision, as adjusted	46.9	19.2	73.2	40.5
Adjusted Net Income	$129.9	$88.5	$205.0	$166.7
Adjusted Basic Earnings Per Share	$0.31	$0.44	$0.59	$0.82
Adjusted Diluted Earnings Per Share[2]	$0.31	$0.42	$0.58	$0.80

Average shares outstanding:
Basic, as reported	417.0	203.4	347.2	202.5
Diluted, as reported[3]	417.0	208.9	347.2	208.4
Adjusted diluted[2]	423.0	208.9	351.3	208.4

1 Basic and diluted (loss) earnings per share (as reported) are calculated by dividing net (loss) income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.

2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND
CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2020	2019	2020	2019
Net (Loss) Income	$(176.5)	$44.9	$(213.4)	$92.1
Plus:
Interest expense	30.8	22.4	57.9	44.8
Provision for income taxes	95.8	8.3	37.0	20.3
Depreciation expense	28.4	13.5	44.3	27.6
Amortization expense	114.6	30.9	169.8	62.3
Restructuring and related business transformation costs	32.2	2.0	74.4	6.1
Acquisition related expenses and non-cash charges	95.9	17.1	192.1	18.7
Stock-based compensation	12.7	6.2	15.7	14.8
Foreign currency transaction losses, net	5.2	0.6	7.8	3.7
Loss on extinguishment of debt	-	0.2	2.0	0.2
Shareholder litigation settlement recoveries	-	-	-	(6.0)
Other adjustments	2.1	0.2	1.4	0.7
Adjusted EBITDA	$241.2	$146.3	$389.0	$285.3
Minus:
Interest expense	30.8	22.4	57.9	44.8
Income tax provision, as adjusted	46.9	19.2	73.2	40.5
Depreciation expense	28.4	13.5	44.3	27.6
Amortization of non-acquisition related intangible assets	5.2	2.7	8.6	5.7
Adjusted Net Income	$129.9	$88.5	$205.0	$166.7
Free Cash Flow
Cash flows - operating activities	247.4	61.4	315.8	130.1
Minus:
Capital expenditures	17.1	10.6	25.4	24.7
Free Cash Flow	$230.3	$50.8	$290.4	$105.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO (LOSS) INCOME BEFORE INCOME TAXES
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2020	2019	2020	2019
Orders
Industrial Technologies and Services	$787.9	$424.3	$1,355.4	$839.8
Precision and Science Technologies	201.2	84.7	332.1	170.5
Specialty Vehicle Technologies	208.2	-	270.6	-
High Pressure Solutions	12.8	97.7	96.3	210.3
Total Orders	$1,210.1	$606.7	$2,054.4	$1,220.6
Revenue
Industrial Technologies and Services	$829.6	$427.6	$1,333.6	$832.7
Precision and Science Technologies	195.8	82.0	308.6	161.3
Specialty Vehicle Technologies	217.5	-	304.3	-
High Pressure Solutions	21.5	119.5	117.8	255.4
Total Revenue	$1,264.4	$629.1	$2,064.3	$1,249.4
Segment Adjusted EBITDA
Industrial Technologies and Services	$183.8	$96.7	$278.6	$182.2
Precision and Science Technologies	59.3	24.6	92.2	47.8
Specialty Vehicle Technologies	41.0	-	55.1	-
High Pressure Solutions	(15.2)	32.1	8.3	73.9
Total Segment Adjusted EBITDA	$268.9	$153.4	$434.2	$303.9
Less items to reconcile Segment Adjusted EBITDA to
(Loss) Income Before Income Taxes:
Corporate expenses not allocated to segments	$27.7	$7.1	$45.2	$18.6
Interest expense	30.8	22.4	57.9	44.8
Depreciation and amortization expense	143.0	44.4	214.1	89.9
Restructuring and related business transformation costs	32.2	2.0	74.4	6.1
Acquisition related expenses and non-cash charges	95.9	17.1	192.1	18.7
Stock-based compensation	12.7	6.2	15.7	14.8
Foreign currency transaction losses, net	5.2	0.6	7.8	3.7
Loss on extinguishment of debt	-	0.2	2.0	0.2
Shareholder litigation settlement recoveries	-	-	-	(6.0)
Other adjustments	2.1	0.2	1.4	0.7
(Loss) Income Before Income Taxes	$(80.7)	$53.2	$(176.4)	$112.4

Ingersoll Rand is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the quarterly period ended June 30, 2019 as well as select financial information for the periods ended March 31, 2019 and March 31, 2020 as if the Transaction was completed on January 1, 2018, to assist investors in assessing Ingersoll Rand’s historical performance on a basis that includes the combined results of operations of both Gardner Denver Holdings, Inc. and Ingersoll-Rand plc’s Industrial segment. Ingersoll Rand management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental historical financial information herein may not be comparable to similarly titled measures reported by other companies.

•
Tables 1 & 1A: In Tables 1 and 1A, the Company presents its unaudited combined Supplemental Adjusted Orders, Supplemental Adjusted Revenues, Supplemental Adjusted EBITDA, and Supplemental Adjusted EBITDA Margin at both the consolidated Company level and segment levels for the periods ended March 31, 2019, March 31, 2020, and June 30, 2019 on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction. Additionally, the tables present unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS at the consolidated Company level.

•
Table 2:  In Table 2, the Company presents unaudited supplemental adjusted combined revenue growth/(decline), orders growth/(decline), and their components (including the non-GAAP measures of organic revenue growth/(decline), impact of foreign currency, and impact of acquisitions) on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction.

•
Table 3:  In Table 3, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income and unaudited Supplemental Adjusted Diluted EPS to unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS (including a reconciliation from diluted shares outstanding to adjusted diluted shares outstanding).

•
Table 4:  In Table 4, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income to unaudited Supplemental Adjusted EBITDA and unaudited Supplemental Further Adjusted Net Income.

•
Table 5:  In Table 5, the Company presents unaudited Supplemental Adjusted Revenues by segment and a reconciliation of unaudited Supplemental Segment Adjusted EBITDA to unaudited Supplemental Adjusted Income Before Income Taxes at the consolidated Company level.

•	Table 6: In Table 6, the Company presents a reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Adjusted EBITDA to Supplemental Segment Adjusted EBITDA.

•	Table 7: In Table 7, the Company presents a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income.

•	Table 8: In Table 8, the Company presents a reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS.

Table 1:  Unaudited Supplemental Adjusted Combined Financial Information by Segment

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended June 30, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,565.6
Supplemental Adjusted Revenue (non-GAAP)	1,595.5
Supplemental Adjusted EBITDA (non-GAAP)	313.1
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.6%
Supplemental Further Adjusted Net Income (non-GAAP)	183.3
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.44

Industrial Technologies & Services
Supplemental Adjusted Orders	$1,051.6
Supplemental Adjusted Revenue (non-GAAP)	1,027.5
Supplemental Adjusted EBITDA (non-GAAP)	199.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.4%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3
Supplemental Adjusted Revenue (non-GAAP)	215.5
Supplemental Adjusted EBITDA (non-GAAP)	63.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	29.4%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$198.0
Supplemental Adjusted Revenue (non-GAAP)	233.0
Supplemental Adjusted EBITDA (non-GAAP)	37.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.1%

High Pressure Solutions
Supplemental Adjusted Orders	$97.7
Supplemental Adjusted Revenue (non-GAAP)	119.5
Supplemental Adjusted EBITDA (non-GAAP)	32.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.3%

Table 1A:  Unaudited Supplemental Adjusted Combined Financial Information by Segment

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

	For the Three Month Period Ended March 31,
	2020	2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,404.5	$1,530.8
Supplemental Adjusted Revenue (non-GAAP)	1,269.8	1,499.6
Supplemental Adjusted EBITDA (non-GAAP)	208.1	275.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.4%	18.4%
Supplemental Further Adjusted Net Income (non-GAAP)	106.2	154.1
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.25	$0.37

Industrial Technologies & Services
Supplemental Adjusted Orders	$889.4	$1,002.4
Supplemental Adjusted Revenue (non-GAAP)	795.8	976.2
Supplemental Adjusted EBITDA (non-GAAP)	135.1	180.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	17.0%	18.5%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3	$218.2
Supplemental Adjusted Revenue (non-GAAP)	192.2	213.6
Supplemental Adjusted EBITDA (non-GAAP)	53.3	56.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.7%	26.5%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$213.3	$197.6
Supplemental Adjusted Revenue (non-GAAP)	185.4	173.9
Supplemental Adjusted EBITDA (non-GAAP)	18.4	18.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	9.9%	10.7%

High Pressure Solutions
Supplemental Adjusted Orders	$83.5	$112.6
Supplemental Adjusted Revenue (non-GAAP)	96.4	135.9
Supplemental Adjusted EBITDA (non-GAAP)	23.7	41.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	24.6%	30.8%

Table 2: Unaudited Supplemental Adjusted Combined Revenue Growth/(Decline) and Orders Growth/(Decline) by Segment (1)

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
UNAUDITED SUPPLEMENTAL ADJUSTED REVENUE AND ORDER GROWTH / (DECLINE) BY SEGMENT

	For the Three Month
	Period Ended June 30, 2020
	Orders	Revenue
Ingersoll Rand
Organic decline (non-GAAP)	(20.9%)	(19.3%)
Impact of foreign currency (non-GAAP)	(1.9%)	(1.6%)
Impact of acquisitions (non-GAAP)	0.1%	0.1%
Total adjusted orders and revenue decline (non-GAAP)	(22.7%)	(20.8%)

Industrial Technologies & Services
Organic decline (non-GAAP)	(22.7%)	(17.3%)
Impact of foreign currency (non-GAAP)	(2.4%)	(2.1%)
Impact of acquisitions (non-GAAP)	0.1%	0.1%
Total adjusted orders and revenue decline (non-GAAP)	(25.0%)	(19.3%)

Precision & Science Technologies
Organic growth (decline) (non-GAAP)	(6.5%)	(8.1%)
Impact of foreign currency (non-GAAP)	(1.5%)	(1.3%)
Impact of acquisitions (non-GAAP)	0.2%	0.3%
Total adjusted orders and revenue decline (non-GAAP)	(7.8%)	(9.1%)

Specialty Vehicle Technologies
Organic growth (non-GAAP)	5.3%	(6.5%)
Impact of foreign currency (non-GAAP)	(0.1%)	(0.1%)
Impact of acquisitions (non-GAAP)	-%	-%
Total adjusted orders and revenue growth / (decline) (non-GAAP)	5.2%	(6.6%)

High Pressure Solutions
Organic decline (non-GAAP)	(86.8%)	(81.9%)
Impact of foreign currency (non-GAAP)	(0.1%)	(0.1%)
Impact of acquisitions (non-GAAP)	-%	-%
Total adjusted orders and revenue decline (non-GAAP)	(86.9%)	(82.0%)

(1)     Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures.  References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition.  The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.

Table 3:  Reconciliation of Unaudited Supplemental Adjusted Net Income and Supplemental Adjusted Diluted EPS to Unaudited Supplemental Further Adjusted Net Income and Supplemental Further Adjusted Diluted EPS

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF UNAUDITED SUPPLEMENTAL ADJUSTED NET INCOME AND
SUPPLEMENTAL ADJUSTED DILUTED EPS TO SUPPLEMENTAL FURTHER ADJUSTED NET INCOME AND
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EPS
(Dollars and Shares in millions, except per share amounts)

For the Three Month Period Ended June 30, 2019
Supplemental Adjusted Net Income	$93.6
Supplemental Adjusted Diluted Earnings Per Share	$0.22
Plus:
Adjusted amortization of acquisition related intangible assets (a)	$87.0
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	9.1
Adjusted foreign currency transaction losses, net	1.6
Minus:
Adjusted Income tax provisions, as adjusted (e)	24.7
Supplemental Further Adjusted Net Income	$183.3
Supplemental Further Adjusted Diluted Earnings Per Share	$0.44
Supplemental Adjusted Diluted Shares Outstanding	420.2

Table 4:  Reconciliation of Unaudited Supplemental Adjusted Net Income to Unaudited Supplemental Adjusted EBITDA and Unaudited Supplemental Further Adjusted Net Income

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF SUPPLEMENTAL ADJUSTED NET INCOME TO
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended June 30, 2019
Supplemental Adjusted Net Income	$93.6
Plus:
Adjusted interest expense	$39.3
Adjusted provision for income taxes	37.2
Adjusted depreciation expense	23.8
Adjusted amortization expense (a)	91.8
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	9.1
Adjusted foreign currency transaction losses, net	1.6
Supplemental Adjusted EBITDA	$313.1
Minus:
Adjusted interest expense	$39.3
Adjusted income tax provision, as adjusted (e)	61.9
Adjusted depreciation expense	23.8
Adjusted amortization of non-acquisition related intangible assets (a)	4.8
Supplemental Further Adjusted Net Income	$183.3

Table 5:  Unaudited Supplemental Adjusted Revenue by Segment and a Reconciliation of Unaudited Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND A RECONCILIATION OF
SUPPLEMENTAL SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL ADJUSTED INCOME BEFORE INCOME TAXES
(Dollars in millions)

For the Three Month Period Ended June 30, 2019
Supplemental Adjusted Revenue
Industrial Technologies & Services	$1,027.5
Precision & Science Technologies	215.5
Specialty Vehicle Technologies	233.0
High Pressure Solutions	119.5
Total Supplemental Adjusted Revenue	$1,595.5
Supplemental Segment Adjusted EBITDA
Industrial Technologies & Services	$199.5
Precision & Science Technologies	63.4
Specialty Vehicle Technologies	37.6
High Pressure Solutions	32.6
Total Supplemental Segment Adjusted EBITDA	$333.1
Less items to reconcile Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes:
Adjusted corporate expenses not allocated to segments	$20.0
Adjusted interest expense	39.3
Adjusted depreciation and amortization expense	115.6
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	9.1
Adjusted foreign currency transaction losses, net	1.6
Supplemental Adjusted (Loss)/Income Before Income Taxes	$130.8

Table 6:  Reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Segment Adjusted EBITDA to Supplemental Segment Adjusted EBITDA

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP REVENUE TO SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND FOR THE COMPANY AND
SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL SEGMENT ADJUSTED EBITDA
(Dollars in millions)

	For the Three Month Period Ended			For the Three Month Period Ended
	June 30, 2019			June 30, 2018
			Supplemental			Supplemental
	GAAP		Adjusted	GAAP		Adjusted
	Revenue	Adjustments (1)	Revenue	Revenue	Adjustments (2)	Revenue
Segment
Industrial Technologies & Services	$427.6	$599.9	$1,027.5	$436.4	$632.7	$1,069.1
Precision & Science Technologies	82.0	133.5	215.5	69.6	135.5	205.1
Specialty Vehicle Technologies	-	233.0	233.0	-	207.0	207.0
High Pressure Solutions	119.5	-	119.5	162.1	-	162.1
Total Company	$629.1	$966.4	$1,595.5	$668.1	$975.2	$1,643.3

			Supplemental
	Adjusted		Adjusted
	EBITDA	Adjustments (1)	EBITDA
Segment
Industrial Technologies & Services	$96.7	$102.8	$199.5
Precision & Science Technologies	24.6	38.8	63.4
Specialty Vehicle Technologies	-	37.6	37.6
High Pressure Solutions	32.1	0.5	32.6
Total Segments	$153.4	$179.7	$333.1

(1)
For the quarter ended June 30, 2019, the "Adjustments" column represents the impact of one full quarter of 2019 standalone legacy Ingersoll Rand Industrial Segment activity.  As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.

(2)	For the quarter ended June 30, 2018, the "Adjustments" column represents the impact of one full quarter of 2018 standalone legacy Ingersoll Rand Industrial Segment activity.

Table 7:  Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA AND
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended
June 30, 2019
Net Income (GAAP)	$44.9
Plus (1):
Interest expense	22.4
Provision for income taxes	8.3
Depreciation expense	13.5
Amortization expense	30.9
Restructuring and related business transformation costs	2.0
Acquisition related expenses and non-cash charges	17.1
Stock-based compensation	6.2
Foreign currency transaction losses, net	0.6
Loss on extinguishment of debt	0.2
Other adjustments	0.2
Adjusted EBITDA (1)	146.3
Additional Segment Adjusted EBITDA Adjustments (2):
Industrial Technologies & Services	$102.8
Precision & Science Technologies	38.8
Specialty Vehicle Technologies	37.6
High Pressure Solutions	0.5
Incremental corporate expenses not allocated to segments	(12.9)
Supplemental Adjusted EBITDA	313.1
Minus:
Adjusted interest expense	39.3
Adjusted income tax provision, as adjusted	61.9
Adjusted depreciation expense	23.8
Adjusted amortization of non-acquisition related intangible assets	4.8
Supplemental Further Adjusted Net Income	$183.3

(1)	These amounts are reported in accordance with US GAAP and have not been adjusted to reflect the pro forma impact of a full quarter of the newly combined Ingersoll Rand.

(2)
These "Additional Segment Adjusted EBITDA Adjustments" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended June 30, 2019.  The incremental corporate expenses not allocated to segments represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 8:  Reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EARNINGS PER SHARE
(Shares in millions, per share amounts in whole dollars)

For the Three Month
Period Ended
June 30, 2019
Diluted Earnings Per Share (GAAP)	$0.21
Plus:
Effect of transaction (1)	(0.10)
Legacy Ingersoll Rand Industrial Segment's earnings (2)	0.40
Interest expense	0.05
Provision for income taxes	0.02
Depreciation expense	0.03
Amortization expense	0.07
Restructuring and related business transformation costs	0.01
Acquisition related expenses and non-cash charges	0.04
Stock-based compensation	0.01
Minus:
Adjusted interest expense	0.09
Adjusted income tax provision, as adjusted	0.15
Adjusted depreciation expense	0.05
Adjusted amortization of non-acquisition related intangible assets	0.01
Supplemental Further Adjusted Diluted Earnings Per Share	$0.44
Supplemental Adjusted Diluted Shares Outstanding	420.2

(1)
This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the three month period ended June 30, 2019.

(2)
The "Legacy Ingersoll Rand Industrial Segment's earnings" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended June 30, 2019.  This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Notes to Tables 3, 4, and 5 of the Adjusted Combined Financial Information

All supplemental financial information presented in this document represents the newly combined Ingersoll Rand giving effect to the Merger as if it happened on January 1, 2018.

(a)  Amortization expense consisted of the following:

For the Three Month Period Ended June 30, 2019
Amortization of acquisition-related intangible assets	$87.0
Amortization of non-acquisition related intangible assets	4.8
Total amortization expense	$91.8

(b)  Represents costs associated with successful and/or abandoned acquisitions, including third-party expenses, post-closure integration costs (including certain incentive and non-incentive cash compensation costs), and non-cash charges and credits arising from fair value purchase accounting adjustments. The US GAAP amounts for the quarter ended June 30, 2020 include amounts related to the acquisition of IRI that were excluded from the supplemental financial information for the quarter ended June 30, 2019, the impact of which may affect comparability. A reconciliation of IRI acquisition related expenses is as follows:

For the Three Month Period Ended June 30, 2020
Stand up costs for IRI acquisition	$11.6
Non-cash fair value adjustments related to the purchase of IRI	82.9
Total IRI related acquisition expense	$94.5

Non-IRI related acquisition expense	1.4
Total Acquisition related expenses and non-cash charges	$95.9

c)  Restructuring and related business transformation costs consisted of the following:

For the Three Month Period Ended June 30, 2019
Restructuring charges	$13.9
Severance, sign-on, relocation and executive search costs	0.2
Facility reorganization, relocation and other costs	0.5
Information technology infrastructure transformation	0.4
Losses on asset and business disposals	(0.4)
Consultant and other advisor fees	0.1
Other, net	0.4
Total restructuring and related business transformation costs	$15.1

(d) Represents stock-based compensation expense recognized for stock options outstanding of $9.1 million for the quarter ended June 30, 2019.

(e)  Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of applicable discrete tax items. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory tax rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. The income tax provision, as adjusted for each of the periods presented below consists of the following:

For the Three Month Period Ended June 30, 2019
Provision for income taxes	$37.2
Tax impact of pre-tax income adjustments	24.7
Income tax provision, as adjusted	$61.9